UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2011

CLEAN WIND ENERGY TOWER, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1997 Annapolis Exchange Pkwy., Suite 300,
Annapolis, Maryland  21401
 (Address of principal executive offices) (zip code)

 (410) 972-4713
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 10, 2011, the Board of Directors (the “Board”) of Clean Wind Energy Tower, Inc. (the “Company”) appointed Director Ronald W. Pickett as Chairman of the Board.  Further, Director Thomas S. Smith resigned as a director of the Company. The Board nominated and appointed Stephen L. Sadle as a Director to fill the vacancy created as a result of Mr. Smith’s resignation. Mr. Pickett and Mr. Sadle will serve in their appointed Board positions until the annual shareholders meeting which is tentatively scheduled for October 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean wind Energy Tower, Inc.

Dated: August 10, 2011	By:	/s/ Ronald W. Pickett
Ronald W. Pickett
President and CEO